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                                                                   EXHIBIT 99.12

            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        DECEMBER 31, 2000 (SEE AUDITOR'S REPORT INCLUDED WITH HISTORICAL
                         AUDITED FINANCIAL STATEMENTS)

             Column A                          Column B                                      Column C
----------------------------------            -----------            ---------------------------------------------------------
                                                                                    Initial Cost to Partnership
                                                                      --------------------------------------------------------
                                                                                           Buildings and
            Description                       Encumbrances              Land               Improvements               Total
----------------------------------            -----------            -----------            -----------            -----------
Leawood Fountain Plaza Office
   Complex (24% undivided interest
Leawood, Kansas                               $      --              $   318,962            $ 1,991,417            $ 2,310,379
Tower Industrial Building,
   Mundelein, Illinois                               --                  193,744              1,042,076              1,235,820
NorthCreek Office Park,
   Cincinnati, Ohio                                  --                  338,850              4,639,617              4,978,467
Northeast Commerce Center,
   Cincinnati, Ohio                                  --                  199,361              2,784,317              2,983,678
Countryside Office Park,
   NorthCreek Office Park and
   Northeast Commerce Center                    6,756,201                   --                     --                     --
                                              -----------            -----------            -----------            -----------
                                                6,756,201              1,050,917             10,457,427             11,508,344
Countryside Office Park, Palatine,
   Illinois                                          --                  623,919              4,302,911              4,926,830
                                              -----------            -----------            -----------            -----------
           Total                              $ 6,756,201            $ 1,674,836            $14,760,338            $16,435,174
                                              ===========            ===========            ===========            ===========

                                               Column D                                     Column E
                                               --------                                     --------
                                                                                       Gross Amount which
                                                 Costs                             Carried at Close of Period
                                              Capitalized             ---------------------------------------------------------
                                             Subsequent to                       Buildings and
              Description                    Acquisition(1)              Land                Improvements              Total
              -----------                     -----------             -----------            -----------            -----------
Leawood Fountain Plaza Office
   Complex (24% undivided
   interest), Leawood, Kansas                 $  (578,051)            $   318,962            $ 1,413,366            $ 1,732,328
Tower Industrial Building,
   Mundelein, Illinois                            195,588                 193,744              1,237,664              1,431,408
NorthCreek Office Park,
   Cincinnati, Ohio                             3,722,430               1,370,100              7,330,797              8,700,897
Northeast Commerce Center,
   Cincinnati, Ohio                             2,209,539                 736,051              4,457,166              5,193,217
                                              -----------             -----------            -----------            -----------
Countryside Office Park,
   NorthCreek Office Park and
   Northeast Commerce Center                    5,549,506               2,618,857             14,438,993             17,057,850
Countryside Office Park, Palatine,
   Illinois                                      (935,862)              1,356,419              2,634,549              3,990,968(2)
                                              -----------             -----------            -----------            -----------
           Total                              $ 4,613,644             $ 3,975,276            $17,073,542            $21,048,818
                                              ===========             ===========            ===========            ===========

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
                                               Column F                 Column G              Column H              Column I
                                             -----------              ------------            --------        ---------------------
                                                                                                                 Life on which
                                                                                                                  Depreciation
                                             Accumulated                Date of                 Date             in Latest Income
                                             Description              Construction            Acquired        Statement is Computed
                                             -----------              ------------            --------        ---------------------
Leawood Fountain Plaza Office
   Complex (24% undivided
   interest), Leawood, Kansas                 $  982,344                1982-1983             2/20/1985(5)           30 years
Tower Industrial Building,
   Mundelein, Illinois                           528,048                     1974             3/20/1986(6)           30 years
NorthCreek Office Park,
   Cincinnati, Ohio                            2,597,643                1984-1986            12/29/1986              30 years
Northeast Commerce Center,
   Cincinnati, Ohio                            1,539,518                     1985            12/29/1986              30 years
                                              ----------
                                               5,647,553
Countryside Office Park, Palatine,
   Illinois                                    1,186,763(2)                  1975            12/16/1986              30 years
                                              ----------

Total                                         $6,834,316
                                              ==========

(1) Amounts shown are net of assets written-off and the following writedowns to reflect appraised values:

           Leawood Fountain Plaza Office Complex                 $       754,000
           NorthCreek Office Park                                        484,000
           Northeast Commerce Center                                     761,000
           Countryside Office Park                                     3,256,000

(2)  Amount is shown net in the financial statements $2,804,205.
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            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                               2000                     1999                    1998
                                                           ------------             ------------             ------------
(A) Reconciliation of amounts in Column E:

       Balance at beginning of period                      $ 20,604,154             $ 20,130,482             $ 19,981,023

       Add - Cost of improvements                               626,415                  618,970                  289,092

       Less - Cost of disposals                                (181,751)                (145,298)                (139,633)
                                                           ------------             ------------             ------------
       Balance at end of period                            $ 21,048,818             $ 20,604,154             $ 20,130,482
                                                           ============             ============             ============

 (B) Reconciliation of amounts in Column F:

       Balance at beginning period                         $  6,289,628             $  5,757,725             $  5,236,483

       Add - Provision during period                            726,439                  677,201                  660,875

       Less - Depreciation on disposals                        (181,751)                (145,298)                (139,633)
                                                           ------------             ------------             ------------
       Balance at end of period                            $  6,834,316             $  6,289,628             $  5,757,725
                                                           ============             ============             ============
(C) The aggregate cost of real estate owned for
    federal income tax purposes                            $ 26,303,818             $ 25,859,154             $ 25,385,482
                                                           ============             ============             ============